Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No. 1 to Registration Statement (333-265511) on Form F-1 of Warrantee Inc. of our report dated February 7, 2022, relating to the financial statements of Warrantee, Inc. as of March 31, 2021 and 2020 and to all references to our firm included in this Amendment No. 1 to Registration Statement on Form F-1.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

June 22, 2022